Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2011 Results

Revenues $3.6 Billion

GAAP EPS $0.61, Non-GAAP EPS $0.73

— Raises Fiscal 2011 Revenue and Non-GAAP Earnings Guidance —

SAN DIEGO — July 20, 2011 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the third quarter of fiscal 2011 ended June 26, 2011.

“Qualcomm delivered strong year-over-year results again this quarter as our business performed well across all key guidance metrics. In addition, we successfully completed the acquisition of Atheros, positioning us to further expand our opportunities going forward,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Looking forward, we continue to see healthy growth in CDMA-based device shipments of approximately 18 percent in calendar year 2011, and we are pleased to be raising our revenue and Non-GAAP earnings guidance for the fiscal year, driven primarily by strong global smartphone adoption and the addition of Atheros.”

Third Quarter Results (GAAP)

•	Revenues: [1] $3.62 billion, up 34 percent year-over-year (y-o-y) and down 6 percent sequentially.

•	Operating income: [1] $1.11 billion, up 25 percent y-o-y and down 22 percent sequentially.

•	Net income: [2] $1.04 billion, up 35 percent y-o-y and 4 percent sequentially.

•	Diluted earnings per share: [2] $0.61, up 30 percent y-o-y and 3 percent sequentially.

•	Effective tax rate: [1] 23 percent for the quarter.

•	Operating cash flow: $1.26 billion, up 33 percent y-o-y; 35 percent of revenues.

[1]

The results of FLO TVTM are presented as discontinued operations, and prior period amounts have been adjusted accordingly. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rate throughout this news release are from continuing operations (i.e., before discontinued operations and the adjustment for noncontrolling interests), unless otherwise stated.

[2]

Net income and diluted earnings per share throughout this news release are attributable to Qualcomm (i.e., after discontinued operations and adjustment for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 2 of 19

•	Return of capital to stockholders: $360 million, or $0.215 per share, of cash dividends paid.

Non-GAAP Third Quarter Results

Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and certain acquisition-related items. Starting with acquisitions completed in the third quarter of fiscal 2011, we changed our methodology for reporting Non-GAAP results to exclude the recognition of the step-up of inventories to fair value and amortization of certain intangible assets, in addition to our historical practice of excluding acquired in-process research and development (R&D) expense. Third quarter of fiscal 2011 Non-GAAP results excluded $45 million related to the step-up of inventories to fair value and $32 million in amortization of intangible assets that resulted from the acquisition of Atheros Communications, Inc. (Atheros).

•	Revenues: $3.62 billion, up 34 percent y-o-y and down 6 percent sequentially.

•	Operating income: $1.39 billion, up 41 percent y-o-y and down 16 percent sequentially.

•	Net income: $1.24 billion, up 32 percent y-o-y and down 14 percent sequentially.

•

Diluted earnings per share: $0.73, up 28 percent y-o-y and down 15 percent sequentially. The current quarter excludes $0.01 earnings per share attributable to the QSI segment, $0.09 loss per share attributable to certain share-based compensation and $0.04 loss per share attributable to acquisition-related items.

•	Effective tax rate: 21 percent for the quarter.

•	Free cash flow: $1.16 billion, up 22 percent y-o-y; 32 percent of revenues (defined as net cash from operating activities less capital expenditures).

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included at the end of this news release.

In the comparisons summarized above for the third quarter of fiscal 2011, the following should be noted: results for the second quarter of fiscal 2011 included $401 million in revenues related to prior quarters as a result of agreements entered into with two licensees to settle

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 3 of 19

disputes and $120 million in impairment charges related to our Firethorn division, including $114 million in goodwill impairment.

Third Quarter Key Business Metrics

•	CDMA-based Mobile Station ModemTM (MSMTM) shipments: 120 million units, up 17 percent y-o-y and 2 percent sequentially.

•	March quarter total reported device sales: approximately $36.4 billion, up 44 percent y-o-y and down 9 percent sequentially.

•	March quarter estimated CDMA-based device shipments: approximately 170 to 174 million units, at an estimated average selling price of approximately $209 to $215 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $20.2 billion at the end of the third quarter of fiscal 2011, compared to $22.1 billion at the end of the second quarter of fiscal 2011 and $17.6 billion a year ago. Upon the close of the Atheros acquisition on May 24, 2011, we paid $3.1 billion in cash, net of the cash acquired. On July 13, 2011, we announced a cash dividend of $0.215 per share payable on September 23, 2011 to stockholders of record as of August 26, 2011.

Research and Development

($ in millions)	Non-GAAP	Share-Based Compensation	QSI	GAAP
Third quarter fiscal 2011	$661	$95	$1	$757
As a % of revenues	18%			21%
Third quarter fiscal 2010*	$546	$72	$5	$623
As a % of revenues	20%			23%
Year-over-year change ($)	21%	32%	N/M	22%

*  As adjusted for discontinued operations

N/M - Not Meaningful

Non-GAAP R&D expenses increased 21 percent y-o-y primarily due to an increase in costs related to the development of integrated circuit products, next generation technologies and other initiatives to support the acceleration of advanced wireless products and services.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 4 of 19

Selling, General and Administrative

($ in millions)	Non-GAAP	Share-Based Compensation	Acquisition- Related Items	QSI	GAAP
Third quarter fiscal 2011	$365	$84	$18	$8	$475
As a % of revenues	10%				13%
Third quarter fiscal 2010*	$321	$63	$—	$(52)	$332
As a % of revenues	12%				12%
Year-over-year change ($)	14%	33%	N/M	N/M	43%

*  As adjusted for discontinued operations

Non-GAAP selling, general and administrative (SG&A) expenses increased 14 percent y-o-y primarily due to an increase in employee-related costs. QSI SG&A expenses for the third quarter of fiscal 2010 included a $62 million gain on the sale of our Australia spectrum license.

Effective Income Tax Rate

Our fiscal 2011 effective income tax rates are estimated to be 20 percent for GAAP and 21 percent for Non-GAAP. Our fiscal 2011 estimated GAAP tax rate increased from our prior estimate of 17 percent primarily as a result of the reclassification of tax benefits to discontinued operations and lower foreign earnings related to the step-up of acquired Atheros assets to fair value. The third quarter GAAP tax rate of 23 percent was a result of this increase in the estimated annual effective tax rate.

During the fourth quarter of fiscal 2011, we reached agreement with the California Franchise Tax Board on a component of our fiscal 2006 through 2010 tax returns. As a result of this agreement, we expect to record a $44 million tax benefit that will be excluded from our fourth quarter fiscal 2011 Non-GAAP results. This estimated benefit, which is included in our guidance, will reduce our fiscal 2011 estimated GAAP tax rate from 20 percent to 19 percent.

Qualcomm Strategic Initiatives

The QSI segment makes strategic investments in early-stage and other companies and in wireless spectrum, such as the Broadband Wireless Access spectrum won in the India auction. QSI also includes the discontinued operations of our FLO TV subsidiary. GAAP results for the third quarter of fiscal 2011 included $0.01 earnings per share for the QSI segment. During the third quarter of fiscal 2011, in connection with the presentation of the FLO TV business as discontinued operations and the requirement to compute the tax effect of discontinued

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 5 of 19

operations on a discrete basis, we recorded a tax benefit of $43 million for tax benefits related to losses incurred in the first and second quarter of fiscal 2011 that were previously included in the calculation of the estimated annual effective tax rate.

Business Outlook

The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment gains or losses, or gains and losses on certain derivative instruments, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 6 of 19

Qualcomm’s Business Outlook Summary

FOURTH FISCAL QUARTER

	Q4 FY10 Results	Current Guidance Q4 FY11 Estimates
Revenues	$ 2.95B	$3.86B - $4.16B
Year-over-year change		increase 31% - 41%
Non-GAAP Diluted earnings per share (EPS)	$ 0.68	$0.75 - $ 0.80
Year-over-year change		increase 10% -18%
Diluted EPS attributable to QSI	($0.05)	$ 0.00
Diluted EPS attributable to share-based compensation	($0.07)	($ 0.10)
Diluted EPS attributable to acquisition-related items	$0.00	($ 0.07)
Diluted EPS attributable to certain tax items (1)	($0.02)	$ 0.02
GAAP Diluted EPS	$0.53	$0.60 - $ 0.65
Year-over-year change		increase 13% - 23%
Metrics
MSM shipments	approx. 111M	approx. 120M - 125M
Year-over-year change		increase 8% - 13%
Total reported device sales (2)	$28.3B *	$38.0B - $ 41.0B	*
Year-over-year change		increase 34% - 45%

*	Est. sales in June quarter, reported in September quarter

FISCAL YEAR

	FY 2010 Results (3)	Prior Guidance FY 2011 Estimates	Current Guidance FY 2011 Estimates
Revenues	$10.98B	$14.1B - $14.7B	$14.7B - $15.0B
Year-over-year change		increase 28% - 34%	increase 34% - 37%
Non-GAAP Diluted EPS	$2.46	$3.05 - $ 3.13	$3.15 - $ 3.20
Year-over-year change		increase 24% - 27%	increase 28% - 30%
Diluted EPS attributable to QSI	($0.13)	($0.22)	($0.22)
Diluted EPS attributable to share-based compensation	($0.27)	($0.33)	($0.35)
Diluted EPS attributable to acquisition-related items	$0.00	$0.00	($0.12)
Diluted EPS attributable to certain tax items (1)	($0.10)	$0.01	$ 0.04
GAAP Diluted EPS	$1.96	$2.51 - $2.59	$2.50 - $ 2.55
Year-over-year change		increase 28% - 32%	increase 28% - 30%
Metrics
Est. fiscal year* CDMA-based device average selling price range (2)	approx $183 - $ 189	approx $199 - $209	approx $204 - $ 210

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (2)

	Calendar 2010 Estimates	Prior Guidance Calendar 2011 Estimates	Current Guidance Calendar 2011 Estimates
Est. CDMA-based device shipments
March quarter	approx. 134M - 138M	not provided	approx. 170M - 174M
June quarter	approx. 153M - 157M	not provided	not provided
September quarter	approx. 165M - 169M	not provided	not provided
December quarter	approx. 195M - 200M	not provided	not provided
Est. Calendar year range (approx.)	646M - 663M	750M - 800M	750M - 800M
	Midpoint	Midpoint	Midpoint
Est. total CDMA-based units	approx. 655M	approx. 775M	approx. 775M
Est. CDMA units	approx. 238M	approx. 250M	approx. 245M
Est. WCDMA units	approx. 417M	approx. 525M	approx. 530M

(1)	During the fourth quarter of fiscal 2011, we reached agreement with the California Franchise Tax Board on a component of our fiscal 2006 through 2010 tax returns. As a result of this agreement, we expect to record a $44 million tax benefit that will be excluded from our fourth quarter fiscal 2011 Non-GAAP results.
(2)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that is reported with the activity for the particular period.
(3)	As adjusted to reflect the reclassification of revenues related to FLO TV to discontinued operations.

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 7 of 19

Results of Business Segments

The following tables have been adjusted to reflect discontinued operations (Note 5) (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP	Share-Based Compensation*	Tax Items (2)	Acquisition- Related Items (3)	QSI (4)*	GAAP
Q3 - FISCAL 2011
Revenues	$2,194	$1,257	$164	$8	$3,623	$—	$—	$—	$—	$3,623
Change from prior year	30%	48%	1%	N/M	34%					34%
Change from prior quarter	12%	(28%)	4%	N/M	(6%)					(6%)
Operating income (loss)					$1,393	($193)	—	($77)	($10)	$1,113
Change from prior year					41%	(33%)		N/A	N/M	25%
Change from prior quarter					(16%)	3%		N/M	41%	(22%)
EBT	$430	$1,092	($13)	$65	$1,574	($193)	—	($77)	($30)	$1,274
Change from prior year	6%	62%	N/M	N/M	36%	(33%)		N/A	N/M	18%
Change from prior quarter	3%	(31%)	N/M	N/M	(16%)	3%		N/M	35%	(21%)
EBT as a % of revenues	20%	87%	N/M	N/M	43%	N/M		N/M	N/M	35%
Discontinued operations, net of tax (5)					$—	$—	$—	$—	$44	$44
Net income (loss)					1,240	(147)	(4)	(73)	19	1,035
Change from prior year					32%	(32%)	N/M	N/A	N/M	35%
Change from prior quarter					(14%)	(1%)	N/M	N/M	N/M	4%
Diluted EPS					$0.73	($0.09)	$—	($0.04)	$0.01	$0.61
Change from prior year					28%	(29%)	N/M	N/A	N/M	30%
Change from prior quarter					(15%)	—	N/M	N/M	N/M	3%
Diluted shares used					1,709	1,709	1,709	1,709	1,709	1,709
Q2 - FISCAL 2011
Revenues	$1,962	$1,746	$157	$5	$3,870	$—	$—	$—	$—	$3,870
Operating income (loss)					1,652	(199)	—	(6)	(17)	1,430
EBT	417	1,575	(135)	13	1,870	(199)	—	(6)	(46)	1,619
Discontinued operations, net of tax (5)					—	(2)	—	—	(267)	(269)
Net income (loss)					1,450	(146)	(3)	(6)	(296)	999
Diluted EPS					$0.86	($0.09)	$—	$—	($0.18)	$0.59
Diluted shares used					1,689	1,689	1,689	1,689	1,689	1,689
Q1 - FISCAL 2011
Revenues	$2,116	$1,057	$172	$3	$3,348	$—	$—	$—	$—	$3,348
Operating income (loss)					1,416	(169)	—	—	—	1,247
EBT	640	892	—	128	1,660	(169)	—	—	(21)	1,470
Discontinued operations, net of tax (5)					—	(2)	—	—	(80)	(82)
Net income (loss)					1,345	(116)	28	—	(87)	1,170
Diluted EPS					$0.82	($0.07)	$0.02	$—	($0.05)	$0.71
Diluted shares used					1,648	1,648	1,648	1,648	1,648	1,648
Q4 - FISCAL 2010
Revenues	$1,860	$921	$171	$—	$2,952	$—	$—	$—	$—	$2,952
Operating income (loss)					1,130	(157)	—	—	(15)	958
EBT	519	754	(2)	90	1,361	(157)	—	—	(32)	1,172
Discontinued operations, net of tax (5)					—	(3)	—	—	(70)	(73)
Net income (loss)					1,105	(120)	(40)	—	(80)	865
Diluted EPS					$0.68	($0.07)	($0.02)	$—	($0.05)	$0.53
Diluted shares used					1,621	1,621	1,621	1,621	1,621	1,621
Q3 - FISCAL 2010
Revenues	$1,691	$847	$162	$—	$2,700	$—	$—	$—	$—	$2,700
Operating income (loss)					991	(145)	—	—	47	893
EBT	404	673	6	78	1,161	(145)	—	—	60	1,076
Discontinued operations, net of tax (5)					—	(3)	—	—	(62)	(65)
Net income (loss)					936	(111)	(54)	—	(4)	767
Diluted EPS					$0.57	($0.07)	($0.03)	$—	$—	$0.47
Diluted shares used					1,642	1,642	1,642	1,642	1,642	1,642

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 8 of 19

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP	Share-Based Compensation*	Tax Items (2)	Acquisition- Related Items (3)	QSI (4)*	GAAP
Q2 - FISCAL 2010
Revenues	$1,537	$974	$152	($2)	$2,661	$—	$—	$—	$—	$2,661
Operating income (loss)					1,065	(150)	—	(3)	(16)	896
EBT	344	821	(1)	94	1,258	(150)	—	(3)	(16)	1,089
Discontinued operations, net of tax (5)					—	(3)	—	—	(75)	(78)
Net income (loss)					989	(98)	(33)	(3)	(81)	774
Diluted EPS					$0.59	($0.06)	($0.02)	$—	($0.05)	$0.46
Diluted shares used					1,678	1,678	1,678	1,678	1,678	1,678
Q1 - FISCAL 2010
Revenues	$1,608	$917	$142	$1	$2,668	$—	$—	$—	$—	$2,668
Operating income (loss)					1,134	(147)	—	—	(7)	980
EBT	425	772	9	104	1,310	(147)	—	—	(7)	1,156
Discontinued operations, net of tax (5)					—	(3)	—	—	(54)	(57)
Net income (loss)					1,041	(114)	(32)	—	(54)	841
Diluted EPS					$0.62	($0.07)	($0.02)	$—	($0.03)	$0.50
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691
9 MONTHS - FISCAL 2011
Revenues	$6,272	$4,061	$493	$14	$10,840	$—	$—	$—	$—	$10,840
Change from prior year	30%	48%	8%	N/M	35%					35%
Operating income (loss)					$4,461	($561)	—	($83)	($28)	$3,789
Change from prior year					40%	(27%)		N/M	N/M	37%
EBT	$1,487	$3,559	($147)	$205	$5,104	($561)	—	($83)	($97)	$4,363
Change from prior year	27%	57%	N/M	N/M	37%	(27%)		N/M	N/M	31%
Discontinued operations, net of tax (5)					$—	($4)	—	—	($303)	($307)
Net income (loss)					4,036	(410)	21	(79)	(364)	3,204
Change from prior year					36%	(27%)	N/M	N/M	N/M	35%
Diluted EPS					$2.40	($0.24)	$0.01	($0.05)	($0.22)	$1.90
Change from prior year					35%	(26%)	N/M	N/M	N/M	33%
Diluted shares used					1,682	1,682	1,682	1,682	1,682	1,682
9 MONTHS - FISCAL 2010
Revenues	$4,835	$2,738	$456	$1	$8,030	$—	$—	$—	$—	$8,030
Operating income (loss)					3,189	(441)	—	(3)	25	2,770
EBT	1,173	2,266	14	274	3,727	(441)	—	(3)	39	3,322
Discontinued operations, net of tax (5)					—	(8)	—	—	(192)	(200)
Net income (loss)					2,967	(322)	(119)	(3)	(141)	2,382
Diluted EPS					$ 1.78	($0.19)	($0.07)	$—	($0.08)	$ 1.43
Diluted shares used					1,670	1,670	1,670	1,670	1,670	1,670
12 MONTHS - FISCAL 2010
Revenues	$6,695	$3,659	$628	$—	$10,982	$—	$—	$—	$—	$10,982
Operating income (loss)					4,316	(597)	—	(3)	11	3,727
EBT	1,693	3,020	12	361	5,086	(597)	—	(3)	7	4,493
Discontinued operations, net of tax (5)					—	(11)	—	—	(262)	(273)
Net income (loss)					4,071	(442)	(159)	(3)	(220)	3,247
Diluted EPS					$ 2.46	($0.27)	($0.10)	$—	($0.13)	$ 1.96
Diluted shares used					1,658	1,658	1,658	1,658	1,658	1,658

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain investment income or losses, interest expense, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.
(2)	During the first quarter of fiscal 2011, we recorded a tax benefit of $32 million related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also, during the first, second and third quarter of fiscal 2011, we recorded $3 million, $3 million and $4 million, respectively, in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower. Our first, second and third quarter fiscal 2011 Non-GAAP results exclude these items.
(3)	Beginning in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During the third quarter of fiscal 2011, Non-GAAP results excluded $45 million related to the step-up of inventories to fair value and $32 million in amortization of intangible assets that resulted from the acquisition of Atheros.
(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
(5)	During fiscal 2011, we shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly.
*	As adjusted for discontinued operations (Note 5)

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 9 of 19

Conference Call

Qualcomm’s third quarter fiscal 2011 earnings conference call will be broadcast live on July 20, 2011, beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 20, 2011, beginning at approximately 5:00 p.m. PT through August 20, 2011 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 78821001. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com following the live call.

Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, please visit www.qualcomm.com

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and, as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 10 of 19

companies. Reconciliations between GAAP results and Non-GAAP results are presented herein.

The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.

Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain tax items and certain acquisition-related items. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 11 of 19

order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. In fiscal 2011, the Company began excluding the benefit of retroactive extensions of the federal R&D tax credit from Non-GAAP results because the Company does not include the potential extension of the credit in its business outlook due to uncertainty as to whether and when the federal R&D tax credit will be retroactively extended. In addition to its historical practice of excluding acquired in-process research and development expenses from Non-GAAP results, the Company began excluding recognition of the step-up of inventories to fair value and amortization of certain intangible assets starting with acquisitions completed in the third quarter of fiscal 2011. These certain acquisition-related items are excluded and no longer allocated to the Company’s segments because management has concluded that such expenses should not be considered when assessing segment performance as they are unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are significantly impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses. We believe this practice also conforms to the approach taken by many other leading technology companies.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of, and demand for, our technologies in communications, products and services; the uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; competition; our dependence on major customers and

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 12 of 19

licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party manufacturers and suppliers; foreign currency fluctuations; strategic investments and transactions we have or may pursue; defects or errors in our products and services; the development and commercial success of our QMT division’s mirasol® display technology; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 26, 2010 and the most recent Form 10-Q. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm is a registered trademark of Qualcomm Incorporated. Mobile Station Modem, MSM, and FLO TV are trademarks of Qualcomm Incorporated. mirasol is a registered trademark of Qualcomm MEMS Technologies, Inc. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 13 of 19

Qualcomm Incorporated

Supplemental Information for the Three Months Ended June 26, 2011

(Unaudited)

($ in millions except per share data)	Non-GAAP Results	Share-Based Compensation	Tax Items		Acquisition- Related Items (a)	QSI		GAAP Results
Cost of Sales	$1,204	$14	$—		$59	$1		$1,278
R&D	661	95	—		—	1		757
SG&A	365	84	—		18	8		475
Operating income (loss)	1,393	(193)	—		(77)	(10)		1,113
Investment income (loss), net	181 (b)	—	—		—	(20	)(c)	161
Tax rate	21%	24%	N/A		N/M	N/M		23%
Net income (loss)	$1,240	$(147)	$(4)	(d)	$(73)	$19		$1,035
Diluted earnings (loss) per share (EPS)	$0.73	$(0.09)	$—		$(0.04)	$0.01		$0.61
Operating cash flow	$1,379	$(35)	$—		$—	$(80)		$1,264
Operating cash flow as % of revenues	38%	N/A	N/A		N/A	N/A		35%
Free cash flow (e)	$1,160	$(35)	$—		$—	$(80)		$1,045
Free cash flow as a % of revenues	32%	N/A	N/A		N/A	N/A		29%

(a)	Beginning in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During the third quarter of fiscal 2011, Non-GAAP results excluded $45 million related to the step-up of inventories to fair value and $32 million in amortization of intangible assets that resulted from the acquisition of Atheros.
(b)	Included $117 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investments, and $72 million in net realized gains on investments, partially offset by $5 million in other-than-temporary losses on investments and $3 million in interest expense.
(c)	Included $25 million in interest expense and $5 million in other-than-temporary losses on investments, partially offset by $10 million in interest and dividend income related to cash, cash equivalents and marketable securities.
(d)	Included $4 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower.
(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended June 26, 2011, included herein.

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 14 of 19

Qualcomm Incorporated

Supplemental Information for the Nine Months Ended June 26, 2011

(Unaudited)

($ in millions except per share data)	Non-GAAP Results	Share-Based Compensation (a)	Tax Items		Acquisition- Related Items (b)	QSI (a)	GAAP Results
Cost of Sales	$3,272	$44	$—		$59	$5	$3,380
R&D	1,855	277	—		6	6	2,144
SG&A	1,138	240	—		18	17	1,413
Operating income (loss)	4,461 (c)	(561)	—		(83)	(28)	3,789
Investment income (loss), net	643 (d)	—	—		—	(69) (e)	574
Tax rate	21%	28%	N/A		N/M	N/M	20%
Net income (loss)	$4,036	$(410)	$21	(f)	$(79)	$(364)	$3,204
Diluted earnings (loss) per share (EPS)	$2.40	$(0.24)	$0.01		$(0.05)	$(0.22)	$1.90
Operating cash flow	$3,532	$(167)	$—		$—	$(285)	$3,080
Operating cash flow as % of revenues	33%	N/A	N/A		N/A	N/A	28%
Free cash flow (g)	$3,138	$(167)	$—		$—	$(291)	$2,680
Free cash flow as a % of revenues	29%	N/A	N/A		N/A	N/A	25%

(a)	During fiscal 2011, the Company shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly.
(b)	Beginning in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During the third quarter of fiscal 2011, Non-GAAP results excluded $45 million related to the step-up of inventories to fair value and $32 million in amortization of intangible assets that resulted from the acquisition of Atheros. In addition, during the first nine months of fiscal 2011, Non-GAAP results excluded $6 million in acquired in-process research and development expense.
(c)	During the first nine months of fiscal 2011, we recorded impairment charges of $120 million related to our Firethorn division, including $114 million in goodwill impairment.
(d)	Included $369 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, and $302 million in net realized gains on investments, partially offset by $16 million in other-than-temporary losses on investments and $11 million in interest expense.
(e)	Included $72 million in interest expense, $10 million in other-than-temporary losses on investments and $5 million in equity in losses of investees, partially offset by $15 million in interest and dividend income related to cash, cash equivalents and marketable securities and $1 million in net realized gains on investments.
(f)	Included a tax benefit of $32 million related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit and $10 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower.
(g)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the nine months ended June 26, 2011, included herein.

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 15 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended June 26, 2011
	Non-GAAP	Share-Based Compensation		QSI	GAAP
Net cash provided (used) by operating activities	$1,379	$(35	)(a)	$(80)	$1,264
Less: capital expenditures	(219)	—		—	(219)

Free cash flow	$1,160	$(35)		$(80)	$1,045

Revenues	$3,623	$—		$—	$3,623
Free cash flow as a % of revenues	32%	N/A		N/M	29%
Other supplemental cash disclosures:
Cash transfers from QSI	$(4)	$—		$4	$—
Cash transfers to QSI (b)	(89)	—		89	—

Net cash transfers	$(93)	$—		$93	$—

	Nine Months Ended June 26, 2011
	Non-GAAP	Share-Based Compensation		QSI	GAAP
Net cash provided (used) by operating activities	$3,532	$(167	)(a)	$(285)	$3,080
Less: capital expenditures	(394)	—		(6)	(400)

Free cash flow	$3,138	$(167)		$(291)	$2,680

Revenues	$10,840	$—		$—	$10,840
Free cash flow as a % of revenues	29%	N/A		N/M	25%
Other supplemental cash disclosures:
Cash transfers from QSI (c)	$67	$—		$(67)	$—
Cash transfers to QSI (b)	(330)	—		330	—

Net cash transfers	$(263)	$—		$263	$—

	Three Months Ended June 27, 2010
	Non-GAAP	Share-Based Compensation		QSI	GAAP
Net cash provided (used) by operating activities	$1,051	$(3	)(a)	$(97)	$951
Less: capital expenditures	(97)	—		(20)	(117)

Free cash flow	$954	$(3)		$(117)	$834

	Nine Months Ended June 27, 2010
	Non-GAAP	Share-Based Compensation		QSI	GAAP
Net cash provided (used) by operating activities	$3,297	$(34	)(a)	$(280)	$2,983
Less: capital expenditures	(249)	—		(64)	(313)

Free cash flow	$3,048	$(34)		$(344)	$2,670

(a)	Incremental tax benefits from stock options exercised during the period.
(b)	Primarily funding for strategic debt and equity investments and QSI operating expenses.
(c)	Cash primarily from the issuance of subsidiary shares to noncontrolling interests.

N/M	- Not Meaningful

N/A	- Not Applicable

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 16 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rate to GAAP Tax Rate

(in millions)

(Unaudited)

	Three Months Ended June 26, 2011
	Non-GAAP Results	Share-Based Compensation	Tax Items (a)	Acquisition- Related Items	QSI (b)	GAAP Results
Income (loss) from continuing operations before income taxes	$1,574	$(193)	$—	$(77)	$(30)	$1,274
Income tax (expense) benefit	(334)	46	(4)	4	(1)	(289)

Income from continuing operations	$1,240	$(147)	$(4)	$(73)	$(31)	$985

Tax rate	21%	24%	N/A	N/M	N/M	23%

	Nine Months Ended June 26, 2011
	Non-GAAP Results	Share-Based Compensation	Tax Items (a)	Acquistion- Related Items	QSI (b)	GAAP Results
Income (loss) from continuing operations before income taxes	$5,104	$(561)	$—	$(83)	$(97)	$4,363
Income tax (expense) benefit	(1,068)	155	21	4	26	(862)

Income from continuing operations	$4,036	$(406)	$21	$(79)	$(71)	$3,501

Tax rate	21%	28%	N/A	N/M	N/M	20%

(a)	During the first quarter of fiscal 2011, we recorded a tax benefit of $32 million related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also, during the first, second and third quarter of fiscal 2011, we recorded $3 million, $3 million and $4 million, respectively, in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower.
(b)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

N/M	– Not Meaningful

Sums may not equal totals due to rounding

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 17 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	June 26, 2011	September 26, 2010
ASSETS
Current assets:
Cash and cash equivalents	$5,746	$3,547
Marketable securities	4,982	6,732
Accounts receivable, net	832	730
Inventories	753	528
Deferred tax assets	310	321
Other current assets	210	275

Total current assets	12,833	12,133
Marketable securities	9,493	8,123
Deferred tax assets	1,884	1,922
Assets held for sale	746	—
Property, plant and equipment, net	2,267	2,373
Goodwill	3,195	1,488
Other intangible assets, net	3,098	3,022
Other assets	1,584	1,511

Total assets	$35,100	$30,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$761	$764
Payroll and other benefits related liabilities	568	467
Unearned revenues	541	623
Loans payable	1,092	1,086
Income taxes payable	84	1,443
Other current liabilities	1,418	1,085

Total current liabilities	4,464	5,468
Unearned revenues	3,630	3,485
Other liabilities	705	761

Total liabilities	8,799	9,714

Stockholders’ equity:
Qualcomm Incorporated (Qualcomm) Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at June 26, 2011 and September 26, 2010	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,677 and 1,612 shares issued and outstanding at June 26, 2011 and September 26, 2010, respectively	—	—
Paid-in capital	10,011	6,856
Retained earnings	15,516	13,305
Accumulated other comprehensive income	744	697

Total Qualcomm stockholders’ equity	26,271	20,858
Noncontrolling interests	30	—

Total stockholders’ equity	26,301	20,858

Total liabilities and stockholders equity	$35,100	$30,572

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 18 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 26, 2011	June 27, 2010*	June 26, 2011	June 27, 2010*
Revenues:
Equipment and services	$2,297	$1,766	$6,550	$5,021
Licensing and royalty fees	1,326	934	4,290	3,009

Total revenues	3,623	2,700	10,840	8,030

Operating expenses:
Cost of equipment and services revenues	1,278	852	3,380	2,375
Research and development	757	623	2,144	1,822
Selling, general and administrative	475	332	1,413	1,063
Goodwill impairment	—	—	114	—

Total operating expenses	2,510	1,807	7,051	5,260

Operating income	1,113	893	3,789	2,770
Investment income, net	161	183	574	552

Income from continuing operations before income taxes	1,274	1,076	4,363	3,322
Income tax expense	(289)	(244)	(862)	(740)

Income from continuing operations	985	832	3,501	2,582
Discontinued operations, net of income taxes	44	(65)	(307)	(200)

Net Income	1,029	767	3,194	2,382
Net loss attributable to noncontrolling interests	6	—	10	—

Net income attributable to Qualcomm	$1,035	$767	$3,204	$2,382

Basic earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.59	$0.51	$2.13	$1.56
Discontinued operations	0.03	(0.04)	(0.19)	(0.12)

Net income	$0.62	$0.47	$1.94	$1.44

Diluted earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.58	$0.51	$2.09	$1.55
Discontinued operations	0.03	(0.04)	(0.19)	(0.12)

Net income	$0.61	$0.47	$1.90	$1.43

Shares used in per share calculations:
Basic	1,673	1,629	1,650	1,654

Diluted	1,709	1,642	1,682	1,670

Dividends per share announced	$0.215	$0.190	$0.595	$0.530

*	As adjusted for discontinued operations

Qualcomm Announces Third Quarter Fiscal 2011 Results	Page 19 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Operating Activities:
Net income	$1,029	$767	$3,194	$2,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	185	166	820	495
Goodwill impairment	—	—	114	—
Revenues related to non-monetary exchanges	(31)	(31)	(93)	(99)
Income tax provision in excess of (less than) income tax payments	116	86	(1,218)	80
Non-cash portion of share-based compensation expense	193	149	568	453
Incremental tax benefit from stock options exercised	(35)	(3)	(167)	(34)
Net realized gains on marketable securities and other investments	(73)	(92)	(304)	(274)
Net impairment losses on marketable securities and other investments	10	29	26	102
Other items, net	5	(66)	23	(70)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(2)	(126)	21	(91)
Inventories	38	(45)	(43)	7
Other assets	(17)	(1)	(36)	(71)
Trade accounts payable	(46)	104	(191)	23
Payroll, benefits and other liabilities	(59)	78	210	(161)
Unearned revenues	(49)	(64)	156	241

Net cash provided by operating activities	1,264	951	3,080	2,983

Investing Activities:
Capital expenditures	(219)	(117)	(400)	(313)
Advanced payment on spectrum	—	(1,064)	—	(1,064)
Purchases of available-for-sale securities	(2,426)	(2,569)	(8,271)	(7,049)
Proceeds from sale of available-for-sale securities	3,888	3,113	9,355	7,354
Atheros acquisition, net of cash acquired	(3,130)	—	(3,130)	—
Other acquisitions and investments, net of cash acquired	(6)	(17)	(95)	(45)
Other items, net	(45)	85	(22)	121

Net cash used by investing activities	(1,938)	(569)	(2,563)	(996)

Financing Activities:
Borrowing under loans payable	—	1,064	1,260	1,064
Repayment of loans payable	—	—	(1,260)	—
Proceeds from issuance of common stock	368	35	2,392	519
Proceeds from issuance of subsidiary shares to noncontrolling interests	—	—	62	—
Incremental tax benefit from stock options exercised	35	3	167	34
Repurchase and retirement of common stock	—	(1,178)	—	(2,893)
Dividends paid	(360)	(309)	(985)	(872)
Other items, net	10	(1)	36	(2)

Net cash provided (used) by financing activities	53	(386)	1,672	(2,150)

Effect of exchange rate changes on cash	—	(8)	10	(13)

Net (decrease) increase in cash and cash equivalents	(621)	(12)	2,199	(176)
Cash and cash equivalents at beginning of period	6,367	2,553	3,547	2,717

Cash and cash equivalents at end of period	$5,746	$2,541	$5,746	$2,541